As filed with the Securities and Exchange Commission on July 27, 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ------------------

                          BLUE MARTINI SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)
                              ------------------
       Delaware                                               94-3319751
(State of Incorporation)                                   (I.R.S. Employer
                                                          Identification No.)

                               2600 Campus Drive
                             San Mateo, CA  94403
                                (650) 356-4000
                   (Address of principal executive offices)


                           (Full title of the plans)

                                 Monte Zweben
                Chairman, President and Chief Executive Officer
                          Blue Martini Software, Inc.
                               2600 Campus Drive
                             San Mateo, CA  94403
                                (650) 356-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:

                             James C. Gaither, Esq.
                              Eric C. Jensen, Esq.
                               Cooley Godward LLP
                              3000 El Camino Real
                              Palo Alto, CA  94036
                                 (650) 843-5000

                              -----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

 ===============================================================================================================================
                                                Proposed Maximum Offering        Proposed Maximum
   Title of Securities to be    Amount to be         Price Per Share          Aggregate Offering Price    Amount of Registration
           Registered            Registered                 (1)                         (1)                          Fee
 ================================================================================================================================
 Stock Options and Common      18,707,567 shares    (See Notes to Calculation of      $445,670,908                 $117,657
 Stock (par value $.001)                                  Registration Fee)
=================================================================================================================================

================================================================================
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon (a) for shares subject to outstanding options granted under the Company's 2000 Equity Incentive Plan, and the 2000 Non-employee Directors' Stock Option Plan, the weighted average exercise price for such outstanding options (pursuant to Rule 457(h) under the Act), or (b) for shares available for future grant or purchase under the Company's 2000 Equity Incentive Plan, the 2000 Non-employee Directors' Stock Option Plan, and the 2000 Employee Stock Purchase Plan, the average of the high and low prices of the Company's Common Stock on July 25, 2000 as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act).

The following chart illustrates the calculation of the registration fee:

---------------------------------------------------------------------------------------------------
          Securities                Number of Shares         Offering Price     Aggregate Offering
                                                               Per Share              Price
---------------------------------------------------------------------------------------------------
Common Stock issuable                       6,117,942                $ 4.00          $ 24,471,768
pursuant to outstanding
options under the 2000
Equity Incentive Plan
---------------------------------------------------------------------------------------------------
Common Stock reserved for                   8,289,625                $49.44          $409,839,060
future issuance pursuant to
the 2000 Equity Incentive
Plan
---------------------------------------------------------------------------------------------------
Common Stock issuable                         125,000                $20.00          $  2,500,000
pursuant to outstanding
options under the 2000
Non-employee Directors'
Stock Option Plan
---------------------------------------------------------------------------------------------------
Common Stock reserved for                     175,000                $49.44          $  8,652,000
future issuance pursuant to
the 2000 Non-employee
Directors' Stock Option Plan
---------------------------------------------------------------------------------------------------
Common Stock reserved for                   4,000,000                $42.02          $    168,080
future issuance pursuant to
the 2000 Employee Stock
Purchase Plan
---------------------------------------------------------------------------------------------------
Proposed Maximum Offering                                                            $445,630,908
Price
---------------------------------------------------------------------------------------------------
Registration Fee                                                                     $    117,657
---------------------------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                       1.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Blue Martini Software, Inc., a Delaware Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Company's registrant statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") No. 333-36062.

     (b) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed June 29, 2000, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by its counsel, Cooley Godward LLP, Palo Alto, California. As of the date of this Registration Statement, partners and associates of Cooley Godward LLP own an aggregate of 178,568 shares of the Company's Common Stock through an investment partnership, James C. Gaither, a director of the Company and a partner of Cooley Godward owns an aggregate of 381,844 shares of common stock and an option to purchase 25,000 shares of common stock and Eric C. Jensen, a partner of Cooley Godward owns 20,000 shares of common stock for the benefit of partners and associates of Cooley Godward.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Restated Certificate of Incorporation and Bylaws include provisions that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to us or our stockholders; (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or (4) for any transaction from which the director derived an improper personal benefit.

     As permitted by Delaware law, our Fourth Amended and Restated Certificate of Incorporation provides that (1) we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; (2) we are permitted to indemnify our other employees to the extent that we indemnify our officers and directors, unless otherwise required by law, our Restated Certificate of Incorporation, our bylaws or agreements; (3) we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain very limited exceptions; and (4) the rights conferred in the Fourth Amended and Restated Certificate of Incorporation are not exclusive.

     Our Amended and Restated Bylaws provide that we shall indemnify our directors and executive officers and may indemnify our other offices and employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our Amended and Restated Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Amended and Restated Bylaws would permit indemnification.

                                       2.

     We have entered into agreements to indemnify our directors and executive officers, in addition to indemnification provided for in our Amended and Restated Bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us arising out of such person's services as our director or executive officer, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                                   EXHIBITS

Exhibit
Number

3.1*      Fourth Amended and Restated Certificate of Incorporation of
          Registrant.

3.2*      Amended and Restated Bylaws of Registrant.

5.1       Opinion of Cooley Godward LLP.

23.1      Consent of KPMG LLP, Independent Public Accountants.

23.2      Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1      Power of Attorney is contained on the signature pages.

99.1*     2000 Equity Incentive Plan.

99.2*     2000 Non-employee Directors' Stock Option Plan.

99.3*     2000 Employee Stock Purchase Plan.

_____________
* Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-36062).

                                 UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                       3.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       4.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on July 27, 2000.


                                         Blue Martini Software, Inc.

                                         By /s/ Monte Zweben
                                           ___________________________________
                                                 Monte Zweben
                                         Title:  Chairman, President and Chief
                                                 Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monte Zweben and John E. Calonico, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                              Title                                            Date
 /s/ Monte Zweben                                      Chairman, President and Chief Executive          July 27, 2000
-----------------------------------------------        Officer (Principal Executive Officer)
  Monte Zweben

 /s/ John E. Calonico, Jr.                             Vice President, Chief Financial Officer          July 27, 2000
-----------------------------------------------        and Secretary (Principal Financial and
  John E. Calonico, Jr.                                Accounting Officer)

 /s/ James C. Gaither                                  Director                                         July 27, 2000
-----------------------------------------------
  James C. Gaither
                                                       Director                                         July __, 2000
-----------------------------------------------
  A. Michael Spence

 /s/ Andrew W. Verhalen                                Director                                         July 27, 2000
-----------------------------------------------
  Andrew W. Verhalen

                                       5.

/s/ Edward H. Vick                                     Director                                        July 27, 2000
-----------------------------------------------
  Edward H. Vick

/s/ William F. Zuendt                                  Director                                        July 27, 2000
-----------------------------------------------
  William F. Zuendt

                                       6.

                                 EXHIBIT INDEX
Exhibit
Number                                  Description


3.1*           Amended and Restated Certificate of Incorporation of the Company.

3.2*           Amended and Restated Bylaws of the Company.

5.1            Opinion of Cooley Godward LLP.

23.1           Consent of KPMG LLP, Independent Public Accountants.

23.2           Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1           Power of Attorney is contained on the signature pages.

99.1*          2000 Equity Incentive Plan.

99.2*          2000 Non-employee Directors' Stock Option Plan.

99.3*          2000 Employee Stock Purchase Plan.



_____________
/*/ Documents incorporated by reference from the Company's Registration Statement on Form S-1, as amended (333-36062).

                                      7.